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                                                                     EXHIBIT 5.1


                 [Riley, Ford, Caldwell & Cork, P.A. Letterhead]



                                November 13, 2001

BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38801

                  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to BancorpSouth, Inc., a Mississippi corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to $500,000,000 in aggregate amount of one or more series of (i) unsecured debt securities of the Company (the "Debt Securities"), (ii) shares of common stock, $2.50 par value per share, of the Company (the "Common Shares"), (iii) trust preferred securities of newly-formed Delaware statutory business trusts for which the Company is depositor (the "Trust Preferred Securities"), (iv) unsecured junior subordinated debt securities of the Company relating to the Trust Preferred Securities (the "Junior Subordinated Debt Securities"), and (v) guarantees of the Company related to the Trust Preferred Securities (the "Guarantees" and, together with the Common Shares, the Debt Securities and the Junior Subordinated Debt Securities, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
ss. 229.601(b)(5), in connection with the Registration Statement.

                  We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Restated Articles of Incorporation, as amended, and applicable Mississippi law. We further assume that (i) any Debt Securities will be issued pursuant to a "Debt Securities Indenture" and any Junior Subordinated Debt Securities will be issued pursuant to a "Junior Subordinated Debt Securities






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BancorpSouth, Inc.
November 13, 2001
Page 2



Indenture," the forms of which are filed as Exhibits 4.7 and 4.8, respectively, to the Registration Statement; and (ii) each Guarantee will be made pursuant to a "Guarantee Agreement," the form of which is filed as Exhibit 4.25 to the Registration Statement.

                  In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  In rendering the following opinions, we state that we are not admitted to practice in any state other than the State of Mississippi, and we express no opinion as to the laws of any jurisdiction other than the State of Mississippi and the federal law of the United States. All opinions expressed are as of the date hereof except where expressly stated otherwise.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

                  1. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates representing the Common Shares in the form filed as an exhibit to the Registration Statement against payment therefore in accordance with the terms of such Board Action and any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized and validly issued, fully paid and non-assessable by the Company.

                  2. When the Registration Statement has become effective under the Act and when a series of the Debt Securities has been (a) duly established by a Debt Securities Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee of the Debt Securities (the "Debt Securities Trustee"), and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, a Debt Securities Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be duly authorized and validly issued.




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BancorpSouth, Inc.
November 13, 2001
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                  3. When the Registration Statement has become effective under the Act and when a series of the Junior Subordinated Debt Securities has been (a) duly established by a Junior Subordinated Debt Securities Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee of the Junior Subordinated Debt Securities (the "Junior Subordinated Debt Securities Trustee"), and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, a Junior Subordinated Debt Securities Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will be duly authorized and validly issued.

                  4. When the Registration Statement has become effective under the Act and when the Guarantees have been (a) duly established by the related Guarantee Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Company as guarantor (the "Guarantor"), and (c) duly executed and delivered on behalf of the Guarantor in accordance with the terms of such Board Action, any applicable underwriting agreement and the applicable Guarantee Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Guarantees will be duly authorized and validly issued.

                  To the extent that the obligations of the Company under a Debt Securities Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Debt Securities Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Debt Securities Trustee is duly qualified to engage in activities contemplated by the Debt Securities Indenture; that the Debt Securities Indenture has been duly authorized, executed and delivered by the Debt Securities Trustee and constitutes the legally valid and binding obligation of the Debt Securities Trustee enforceable against the Debt Securities Trustee in accordance with its terms; that the Debt Securities Trustee is in compliance, with respect to acting as trustee under the Debt Securities Indenture, with all applicable laws and regulations; and that the Debt Securities Trustee has the requisite organizational and legal power and authority to perform its obligations under the Debt Securities Indenture.

                  To the extent that the obligations of the Company under a Junior Subordinated Debt Securities Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Junior Subordinated Debt Securities Trustee is duly organized, validly existing and in good standing under the laws of its




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BancorpSouth, Inc.
November 13, 2001
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jurisdiction of organization; that the Junior Subordinated Debt Securities
Trustee is duly qualified to engage in activities contemplated by the Junior Subordinated Debt Securities Indenture; that the Junior Subordinated Debt Securities Indenture has been duly authorized, executed and delivered by the Junior Subordinated Debt Securities Trustee and constitutes the legally valid and binding obligation of the Junior Subordinated Debt Securities Trustee enforceable against the Junior Subordinated Debt Securities Trustee in accordance with its terms; that the Junior Subordinated Debt Securities Trustee is in compliance, with respect to acting as trustee under the Junior Subordinated Debt Securities Indenture, with all applicable laws and regulations; and that the Junior Subordinated Debt Securities Trustee has the requisite organizational and legal power and authority to perform its obligations under the Junior Subordinated Debt Securities Indenture.

                  To the extent that the obligations of the Guarantor under any Guarantee Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Guarantor is duly qualified to engage in the activities contemplated by the Guarantee Agreement; that the Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor and constitutes the legally valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; that the Guarantor is in compliance with applicable laws and regulations; and that the Guarantor has the requisite organizational and legal power and authority to perform its obligations under the Guarantee Agreement.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ J. Patrick Caldwell

                                            Riley, Ford, Caldwell & Cork, P.A.